Exhibit 99.1

Lawson Software to Acquire Enwisen

Lawson and Enwisen together represent one of the broadest sets of Human Capital Management solutions in the industry

ST. PAUL, Minn.--(BUSINESS WIRE)--December 20, 2010--Lawson Software (Nasdaq: LWSN) today announced it will acquire Enwisen, a leading software-as-a-service provider of human resource service delivery solutions used by many of the world’s leading companies. After adding Enwisen, HR service delivery will become a new strategic component of the Lawson Human Capital Management (HCM) System, giving Lawson one of the broadest solution sets targeted at the HCM software market. The all-cash transaction of $70 million is subject to customary regulatory approvals and approval by Enwisen’s shareholders. The agreement also includes a contingent earnout payment of $5 million cash if certain conditions have been satisfied as of June 30, 2012. Lawson expects the acquisition to close by Dec. 31, 2010.

Based in Novato, Calif., privately owned Enwisen has approximately 260 customers, including many in the Fortune 1000. The Enwisen AnswerSource HR Service Delivery suite helps companies transform and improve their delivery of HR services using fewer resources and lowering costs. Although many companies have implemented self-service HR software in their organizations, Enwisen further reduces the administrative burden on HR teams by giving managers, employees and HR customer service reps (CSRs) easy access to the information they need via a web-based portal and knowledgebase rich in personalized, relevant HR content. Enwisen solutions can also deliver significant cost savings for customers, whether implemented as a standalone solution or as part of broader HR transformation.

The Enwisen AnswerSource suite includes:

  HR Knowledge Base/Portal – is a single point of access that delivers personalized HR content, including employee and manager policies, benefit information, handbooks and other essential HR information in two-clicks or less, and integrated with self-service transactions. This makes it easier for employees to find the right information in one place and answer their own HR questions up to 90 percent of the time without HR intervention.
  Shared Services (HR Case Management) – is an HR case management solution that integrates with the personalized knowledgebase and allows CSRs to achieve more than 90 percent first call resolution; also allows employers to manage higher call volumes with significantly fewer CSRs.
  Onboarding/Offboarding – provides a rich, personalized new-hire experience that increases employee engagement and retention while streamlining costs and processes. This solution also provides tours and workflows to help employees through transitions such as starting or ending their jobs with a company. It also allows for more robust content such as video to help bring new employees onboard more effectively.
  Total Rewards – provides a comprehensive, online view of an employee’s total reward and compensation package. This includes modeling tools that allows employees to conduct a variety of “what if” scenarios relating to their compensation. It also allows the employer to help employees better understand the company’s total financial commitment to them, which can help improve employee retention and participation in voluntary saving programs such as 401(k) and employee stock purchase programs.

Enwisen has been a Lawson strategic partner since 2008. Through the existing partnership, Lawson has packaged and sold the AnswerSource products to Lawson customers, resulting in these products already working in tandem with Lawson HR solutions. After the acquisition is complete, the Lawson Human Capital Management system will include Human Resource Management, Talent Management, Workforce Management and the new component, HR Service Delivery. The HR Service Delivery solutions can be purchased and implemented independently or as part of the total Lawson HCM suite. Lawson is committed to current Enwisen customers no matter what HR information system solution a customer is using. Lawson also plans to maintain, enhance and market the Enwisen HR Service Delivery suite to the Enwisen customer base and future customers who may be running varied HRIS platforms.

This acquisition supports Lawson’s growth strategy by adding a new set of proven products and services for customers in one of the company’s fastest growing markets. With more than 1,000 customers using Lawson’s Human Capital Management products, HCM is a significant component of Lawson’s business. It is also a key growth market that the company is targeting with new solutions like Lawson Talent Management, Lawson Workforce Management and now HR Service Delivery.

“Companies want to transform how HR services are delivered to their employees, simplify these services and reduce the costs associated with them,” said Larry Dunivan, senior vice president of Human Capital Management products for Lawson. “This acquisition extends the level and quality of self-service capabilities. It delivers greater value to the employee as well as the employer. At the same time, Enwisen customers will benefit from Lawson’s strength, leadership and commitment to advancing HR service delivery solutions as a key component of HR transformation.”

Financial Impact

Excluding amortization of acquired intangibles, purchase accounting impact on revenues, integration and transaction costs, the company estimates the acquisition will add approximately $8 million in revenues with no material impact on net earnings per diluted share (EPS) for fiscal year 2011 which ends May 31, 2011 and approximately $28 to $30 million in revenues and $0.02 of EPS in fiscal year 2012, which ends May 31, 2012.

The company will update its fiscal 2011 financial guidance on its second quarter of fiscal 2011 results conference call scheduled for Jan. 6, 2011 at 5:00 p.m. EDT (4:00 p.m. CDT).

More information is available at www.lawson.com/enwisen.

About Lawson Software

Lawson Software is a global provider of enterprise software. We provide business application software, maintenance and consulting to customers primarily in specific services, trade and manufacturing/distribution industries. We specialize in and target specific industries including healthcare, services, public sector, equipment service management & rental, manufacturing & distribution and consumer products industries. Our software solutions include Enterprise Financial Management, Human Capital Management, Business Intelligence, Asset Management, Enterprise Performance Management, Supply Chain Management, Service Management, Manufacturing Operations, Business Project Management and industry-tailored applications. Our applications help automate and integrate critical business processes, which enable our customers to collaborate with their partners, suppliers and employees, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the First North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; continuation of the global recession and credit crisis; Lawson’s ability to integrate acquisitions successfully; changes in conditions in the company's targeted industries; the outcome of pending litigation and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

CONTACT:
Lawson Software
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Lawson Software
Barbara Doyle
Investors
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barbara.doyle@us.lawson.com
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Heather Pribyl
Investors
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